Exhibit 10.c

                                    AMENDMENT

          Reference is made to the Asset Assignment Agreement (as amended to date, the "Residual Agreement"), dated as of February 13, 1998, by and between Lehman ALI Inc. (the "Lender") as assignee of Lehman Commercial Paper Inc., and Green Tree Residual Finance Corp. I, a Minnesota corporation (the "Borrower").

          WHEREAS, the parties entered into previous amendments of the Residual Agreement dated as of June 23, 1998, February 23, 2000, May 10, 2000, August 1, 2000, September 22, 2000, and September 28, 2001;

          WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Residual Agreement or, if so indicated, in the Master Repurchase Agreement, dated as of September 29, 1999 (such agreement, as amended to the date hereof, the "Repurchase Agreement") by and among Lehman Brothers Inc. and Green Tree Residual Finance Corp. I;

          WHEREAS, the Lender desires to increase, during the period and under the terms specified below, aggregate Loan Balance under the Residual Agreement for the purpose of financing a tender offer for Conseco Finance Corp.'s 10 1/4% Senior Subordinated Notes Due June 1, 2002 (the "Tendered Securities") which is currently contemplated by an Affiliate of the Borrower (the "Tender Offer"); and

          WHEREAS, the parties desire to further amend the Residual Agreement in the following respects;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Residual Agreement is hereby amended as follows:

          1. Notwithstanding anything in the Residual Agreement to the contrary, in no event may the aggregate Loan Balance under the Residual Agreement exceed the sum of (i) the applicable Additional Draw Amount and (ii) the difference between $600,000,000 minus the then current principal balance of the NIMS
               Note issued by the NIMS Trust and minus the aggregate Repurchase Price with respect to all outstanding Transactions (in each case as defined in the Repurchase Agreement) under the Repurchase Agreement.

          2.   The following new terms shall be added to Section 1:

               "Additional Draw Amount" means the lesser of $50,000,000 and the net funds payable to acquire the Tendered Securities in connection with the Tender Offer. The Additional Draw Amount shall be reduced by the Excess Proceeds of any completed Applicable Securitizations. In any event, after March 30, 2002, the Additional Draw Amount shall be zero. At any time prior to March 30, 2002, Borrower may elect to terminate its right hereunder to borrow all or any part of the unused portion of the Additional Draw Amount by providing written notice to Lender, any such election to be irrevocable on the part of Borrower.

               "Applicable Securitization" means any securitization or transfer of pooled whole loans made in lieu of a securitization in the normal course, which is closed by the Borrower or any of its Affiliates after the date hereof (other than the securitization of home equity loans which is contemplated as of the date hereof by an Affiliate of the Borrower and Deutsche Bank Securities, Inc., in the capacity of managing underwriter).

               "Excess Proceeds" means the net proceeds of a securitization after payment of any related customary securitization fees and repayment of indebtedness secured by the related securitized assets.

               "New Residual Assets" means (i) all securities, whether certificated or uncertificated, that are issued pursuant to any securitization closed by the Borrower or any of its Affiliates after the date hereof but before the full repayment by Borrower of any amounts due and payable with respect to any Additional Draw Amount which are not, as of their date of issuance, sold to an underwriter or through a placement agent and (ii) any fees, release amounts or other rights to cash flow, whether fixed or contingent, to which Borrower or any of its Affiliates is entitled under the terms of any such securitization.

          3. The term "Lender Value" is hereby amended and restated as follows:

                    "Lender Value" means the price at which the Pledged Assets could be sold as of a particular date of determination, to be determined by the Lender at its sole discretion; provided, however, the Lender, in its sole discretion can determine not to ascribe any value to any particular New Residual Assets. With respect to any New Residual Asset or Additional Asset, the Lender will upon request use reasonable efforts to establish the applicable Lender Value within 5 Business Days, or, if Lehman Brothers Inc. is not the lead managing underwriter on the related securitization, within 10 Business Days, in each case, after the issuance thereof.

          4. If the Tender Offer is consummated and no Event of Default has occurred hereunder, Lender shall lend and Borrower shall borrow under the Residual Agreement an additional aggregate amount (the "Tender Offer Loan") up to the Additional Draw Amount. The Tender Offer Loan may be borrowed in one or more borrowings based on the funding of the Tender Offer but amounts advanced under the Tender Offer Loan may not be reborrowed. The Tender Offer Loan shall in all respects be part of and subject to the terms of the Loan and the Loan Balance outstanding under the Residual Agreement, and the additional provisions set forth herein. Upon one day's written notice by Borrower that the Tender Offer has been committed and Borrower requests to borrow funds, Lender will pay the requested portion of the unused Additional Draw Amount in immediately available funds to the account of the tender agent designated for the Tender Offer. Borrower agrees to repay the outstanding principal amount Tender Offer Loan together with

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

               interest accrued thereon at the Interest Rate by applying thereto the full amount of any Excess Proceeds of any Applicable Securitization on the closing date thereof. Furthermore, Borrower, or its designee, agrees to instruct the lead underwriter of any Applicable Securitization to pay such amount by wire transfer in immediately available funds on the closing date of such Applicable Securitization to such account as the Lender shall instruct so long as any there are any amounts due and payable with respect to the Tender Offer Loan. In any event, on March 30, 2002, any outstanding unpaid principal amount of the Tender Offer Loan together with accrued interest thereon at the Interest Rate shall be absolutely due and payable and Borrower shall pay such amount in full to the Lender on such date. All principal payments made by the Borrower or any of its Affiliates to the Lender in repayment of any outstanding debt obligations hereunder shall be applied to the payment of the Tender Offer Loan and accrued interest thereon until it is reduced to zero and shall be not applied to the reduction of any other such outstanding debt obligation unless and until the Tender Offer Loan has been reduced to zero.

          5. For all purposes of the Residual Agreement, the "Pledged Assets" thereunder shall include each New Residual Asset. The Borrower hereby pledges all of its right, title, and interest in, to and under and grants a first lien on, and security interest in all New Residual Assets, and all proceeds thereof, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to the Lender to secure the repayment of principal and interest on the Loan and payment and performance of all other amounts or obligations owing to the Lender pursuant thereto. Lender agrees that no other additional collateral (except as provided in this paragraph 5) is required to be pledged in connection with the Additional Draw Amount. The New Residual Assets shall be returned to the Borrower upon repayment of the Tender Offer Loan, together with all interest thereon, and upon termination of Borrower's right to borrow all unused portion of the Additional Draw Amount, in each case so long as their return would not result in a Margin Deficit.

          6. Borrower agrees that all New Residual Assets shall, unless otherwise agreed to by Lender, be issued in registered, certificated form and shall be registered in the name of Lender or in such other names as Lender may designate from time to time and that Lender, as pledgee, shall exercise all rights of a holder of such certificates under the related issuing agreement. Borrower agrees to deliver all such certificates within 5 Business Days after the issuance thereof to Lender or such custodian as Lender may designate or take whatever steps may be necessary or advisable to perfect the Lender's security interest in the New Residual Assets. Lender and Borrower acknowledge and agree that Lender takes and holds such certificates and the New Residual Assets as a secured party and not as principal and that such certificates and the New Residual Assets are Collateral under the Residual Agreement, subject to the terms of the Residual Agreement.

          7. All collections on and proceeds of any kind of the New Residual Assets which are "Pledged Assets" pursuant to Section 5 hereof

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

               shall be deposited immediately upon receipt into the Collection Account and shall be applied to the Tender Offer Loan and interest thereon for so long as it is outstanding as Cash Receipts pursuant to the Residual Agreement.

          8. The term "Maturity Date" is hereby amended and restated as follows:

                           "Maturity Date" means February 15, 2004 or such earlier date on which this Agreement shall terminate in accordance with the next sentence hereof or as otherwise provided in this Agreement. Lender may terminate this Agreement upon five Business Days' notice to Borrower of its exercise of its Termination Option.

                           Lender's "Termination Option" is exercisable either:

                                   (a)      on or after November 15, 2003 if
                                            Conseco, Inc. has not extended or
                                            repaid its Senior Credit Facility
                                            dated September 22, 2000 to 2005 or
                                            replaced it with a comparable
                                            facility; provided that, if Lender
                                            exercises its Termination Option
                                            pursuant to this subclause (a), it
                                            shall pay to Borrower a termination
                                            fee of $1,000,000; or

                                   (b)      on or after December 15, 2003 if
                                            Conseco Inc. has not provided in
                                            form and substance satisfactory to
                                            Lender for the repayment,
                                            replacement or extension of the
                                            Conseco, Inc. 8.75% Notes due
                                            February 9, 2004; provided that, if
                                            Lender exercises its Termination
                                            Option pursuant to this subclause
                                            (b), it shall pay to Borrower a
                                            termination fee of $750,000.

                                   Borrower may deduct the amount of the
                                            applicable termination fee from the
                                            aggregate amount payable by Borrower
                                            to Lender upon the Maturity Date.

          9. The parties confirm that additional borrowings hereunder, other than amounts representing the Tender Offer Loan are in all respects part of and subject to the Loan and the Loan Balance outstanding under the Residual Agreement and shall in no event be made if an Event of Default under the Residual Agreement has occurred and is continuing or if a Margin Deficit exists or would exist after giving effect to the borrowing.

          10. The following shall be added to the Events of Default in Section 8 of the Residual Agreement and shall constitute an Event of Default thereunder:

                    (s) failure to repay any amounts due and payable with respect to the Additional Draw Amount in the manner set forth in the amendment to this Agreement dated January 30, 2002.

          11. The term "Secured Note" is hereby amended and restated as follows:

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

                    "Secured Note" means the promissory note in the form attached as an exhibit to the amendment to this Agreement dated January 30, 2002.

          12. As of March 31, 2002, clause (k) of Section 7 (Borrower Covenants) of the Agreement is amended and restated in its entirety to read as follows:

               So long as the Lender shall be committed to lend hereunder, the Guarantor on a consolidated basis with its Subsidiaries shall:

               (i) at all times commencing March 31, 2002 maintain an Adjusted Tangible Net Worth of at least $1,500,000,000;

               (ii) commencing March 31, 2002, for the twelve-month period ending on the last day of each fiscal quarter, maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0;

               (iii) at all times commencing March 31, 2002 maintain a ratio of GAAP Net Worth to Total Managed Receivables of not less than 4:100;

               (iv) for each fiscal quarter commencing with the fiscal quarter beginning January 1, 2002 maintain a ratio of Non-Warehouse Debt to GAAP Net Worth of not more than 1.0:2.0;

               (v) for the twelve-month period ending on the last day of each fiscal quarter commencing March 31, 2002, maintain positive Operating Cash Flow; and

               (vi) at all times commencing March 31, 2002 maintain Liquidity of at least (i) $50,000,000 until September 30, 2002, (ii) $75,000,000 from October 1, 2002 to June 30, 2003 and (iii)
               $100,000,000 from and after July 1, 2003.

          For  purposes of this clause (k):

          "Adjusted Tangible Net Worth" means, at any date, the sum of (a) GAAP Net Worth plus (b) the amount of intercompany indebtedness converted to Preferred Stock (to the extent such Preferred Stock is not included in GAAP Net Worth), plus (c) writedowns of Conseco and its subsidiaries, of all IOs, capitalized servicing rights and other retained interests (i.e. "B-2s") from securitizations in an aggregate amount over all periods commencing on January 1, 2002 not to exceed $150,000,000, plus (d) realized losses from discontinued operations relating to floor plan financing, aircraft financing, vehicle leasing, manufactured housing communities and other operations relating to business units involved in the origination of the Esoteric Assets in an aggregate amount over all periods commencing on January 1, 2002 not to exceed $125,000,000 minus (e) any indebtedness owing to Conseco Finance Corp. or any of its subsidiaries by Conseco, Inc., or any subsidiary thereof as of such date, minus (f) any amount that would be included on the consolidated balance sheet of Conseco as goodwill and deferred charges in accordance with GAAP.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Pre Tax Operating Income for such period to (b) Interest Expense for such period. "GAAP Net Worth" means, at any date, the stockholders' equity that would be reflected on a consolidated balance sheet of Conseco and its subsidiaries at such date prepared in accordance with GAAP, inclusive of Preferred Stock, to the extent such Preferred Stock is not included in stockholders' equity in accordance with GAAP.

          "Interest Expense" means, for any period, all interest paid or accrued during such period by Conseco and its subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "IOs" means interest only securities.

          "Liquidity" means, on any date, the sum of Unrestricted Cash and Cash Equivalents plus the aggregate amount available to be drawn under all committed and uncommitted facilities to which Conseco, Green Tree Residual, Green Tree Five or any other Affiliate is a party. With respect to warehouse facilities, the aggregate amount available shall be calculated on the basis of eligible excess collateral pledged to the lender thereunder multiplied by the advance rate applied by such lender to such collateral). For purposes hereof, Liquidity shall be calculated as of any date by determining the average of Unrestricted Cash, Cash Equivalents and other such available amounts for the 30-day period ending on and including such date.

          "Net Income" means, for any period, with respect to Conseco and its subsidiaries on a consolidated basis (other than any subsidiary which is prohibited from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

          "Non-Warehouse Debt" means, at any time, all indebtedness of Conseco for borrowed money (including without limitation all liabilities in respect of deposit products, notes payable, note payables to Conseco (net of receivables due from Conseco), bonds and other indebtedness) less the sum of Unrestricted Cash and Cash Equivalents at such time plus the book value of all finance receivables and plus 85% of servicing advance receivables.

          "Operating Cash Flow" means, for any period, cash flow from the operations of Conseco for such period (as reported under "Cash Flow From Operations" in Conseco's statements of cash flow filed with the Securities and Exchange Commission) for such period.

          "Pre Tax Operating Income" means, for any period, Net Income for such period, plus (a) income and franchise taxes paid or accrued during such period, (b) Interest Expense, (c) losses derived from discontinued operations relating to floor plan financing, aircraft financing, vehicle leasing, manufactured housing communities and other operations relating to business units involved in the origination of the Esoteric Assets in an aggregate amount over all periods commencing on January 1, 2002 of Conseco and its subsidiaries during such period not to exceed $125,000,000 (d) losses of Conseco and its subsidiaries in an amount with respect to write-downs of IOs and capitalized servicing rights of Conseco and its subsidiaries not to exceed $450,000,000 for the quarter ended March 31, 2002, $450,000,000 for the quarter ended June 30, 2002, and $225,000,000 on a four quarter rolling basis thereafter, (e) losses of Conseco and its subsidiaries in an amount with respect to write-downs of other retained interests from securitizations (i.e., "B-2s") in the aggregate over all periods commencing on January 1, 2002 not to exceed $25,000,000 and (f) minus income derived from discontinued operations of Conseco and its subsidiaries during such period and minus extraordinary gains and non-recurring gains of Conseco and its subsidiaries.

          "Total Managed Receivables" means, for any period, the "averaged managed receivables", as such term is reported in the related filing with the Securities and Exchange Commission for such period.

          "Unrestricted Cash" means, at any date, all available cash on deposit in bank accounts of Conseco, provided the accounts into which such cash is deposited are not subject to any lien, security interest or control agreement or otherwise encumbered (excluding customary rights of set-off) or restricted in any way. No new borrowings after September 22, 2000 from Conseco, Inc. or its subsidiaries shall constitute Unrestricted Cash other than the amounts not to exceed $200,000,000 in the aggregate received pursuant to subsections (a)(i)(x) and (a)(ii) of Section 4.09 of the Five-Year Credit Agreement as in effect on September 22, 2000.

          Prior to March 31, 2002, clause (k) of Section 7 (Borrower Covenants) as set forth in the amendment to the Residual Agreement dated as of September 22, 2000 shall continue in effect.

          13. Conseco Finance agrees to use commercially reasonable efforts to complete the Applicable Securitizations currently contemplated of a manufactured housing loan pool and a high LTV home equity loan pool as market conditions permit.

          14. The Lender may require an opinion of counsel concurrently with the execution of this Amendment as to its enforceability against the Borrower and Guarantor, and such other matters as the Lender may request.

          15. Lender hereby waives any defaults under the Residual Agreement existing as of the date hereof. Other than as expressly stated in the preceding sentence, nothing herein shall be construed as a forfeiture of any of Lender's rights under the Residual Agreement and all Related Documents and Lender reserves all remedies afforded to it under the Residual Agreement and all related Documents.

          16. The parties hereto affirm that notwithstanding that Lender is the registered holder of various items of the Collateral hereunder that it assumes no responsibility, liability or obligation that may be associated therewith to any Person, including but not limited to any, responsibility, liability or obligation to prepare tax returns or pay taxes associated with either such Collateral of the trusts or other entities that issued them.

          17. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed an original, but all of which together will constitute one and the same instrument.

          18. In all other respects, the provisions of the Residual Agreement shall remain unchanged and be of full force and effect. The Guaranty Agreement remains in full force and effect and is hereby reaffirmed.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of January 30, 2002.

                                          GREEN TREE RESIDUAL FINANCE CORP. I


                                          By: /s/ Charles H. Cremens
                                             ----------------------------------
                                          Name:  Charles H. Cremens
                                          Title: President


                                          LEHMAN ALI INC.


                                          By: /s/ Vincent Primiano
                                             ----------------------------------
                                          Name:  Vincent Primiano
                                          Title: Senior Vice President


     Approved:

     CONSECO FINANCE CORP.


     By: /s/ Charles H. Cremens
        -----------------------------------
     Name:  Charles H. Cremens
     Title: President

                                                                        Exhibit

                                  SECURED NOTE
                                                               January 30, 2002

          FOR VALUE RECEIVED, the undersigned, GREEN TREE RESIDUAL FINANCE CORP. I, a Minnesota corporation, whose address is 1100 Landmark Towers, 345 St. Peter Street, St. Paul, MN 55102-1639 (the "Borrower"), promises to pay to the order of LEHMAN ALI INC., a Delaware corporation, whose address is 101 Hudson Street, Jersey City, New Jersey 07302, as assignee of Lehman Commercial Paper Inc. (the "Lender") on or before the Maturity Date, in lawful money of the United States of America, the principal sum of $650,000,000 (or such lesser amount as may in the aggregate have been advanced by Lender to Borrower pursuant to the Agreement referenced below and remains outstanding) plus interest, as follows:

          DEFINITIONS. Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the (a) Asset Assignment Agreement dated as of February 13, 1998 (such agreement, as amended to the date hereof, the "Agreement") by and between the Lender and Borrower named therein.

          GENERAL TERMS. (i) Principal is payable in accordance with the Agreement, provided the Facility Balance outstanding on the Maturity Date shall be due and payable on the Maturity Date.

          (ii) Interest shall accrue daily on the Facility Balance a rate per annum equal to the Interest Rate computed in accordance with the Agreement.

          MAXIMUM RATE OF INTEREST: If the Borrower shall have paid or agreed to pay any interest on the Facility Balance in excess of that permitted by law, then it is intended with respect thereto that (i) to the extent possible given the term of the Facility Balance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the Facility Balance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the Facility Balance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of the Facility Balance, such excess amount shall be deemed to have been paid with respect to the Facility Balance as a result of an error and upon the Lender obtaining actual knowledge of such error, such amount shall be refunded to the Borrower.

          SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the Collateral described therein.

          DEFAULTS: Upon the happening of an Event of Default, the Lender shall have all rights and remedies set forth in the Agreement.

          The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

          WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any Person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

          TERMINOLOGY: Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          GUARANTEE: Principal and interest and all other amounts due to Lender by Borrower under this Note or under the Agreement are fully and unconditionally guaranteed by Conseco Finance Corp. (the "Guarantor") pursuant to an Amended and Restated Guaranty Agreement, dated the date hereof, between Guarantor and the Lender.

          AGREEMENT: Reference is made to the Agreement for provisions as to mandatory prepayments, collateral and acceleration.

          REPLACEMENT NOTE: This Note amends and restates and replaces in its entirety each previous Note issued under the Agreement, each of which is hereby cancelled and of no further effect.

          THIS NOTE IS GOVERNED BY THE PROVISIONS OF THE AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN THE EVENT ANY TERMS OF THIS NOTE ARE INCONSISTENT WITH THE TERMS OF THE AGREEMENT, THE TERMS OF THE AGREEMENT SHALL GOVERN THIS NOTE. NOTWITHSTANDING THE FOREGOING SENTENCE, NO REFERENCE HEREIN TO THE AGREEMENT AND NO PROVISION OF THIS NOTE OR OF THE AGREEMENT SHALL ALTER OR IMPAIR THE OBLIGATION OF THE BORROWER, WHICH IS ABSOLUTE AND UNCONDITIONAL, TO PAY THE PRINCIPAL OF AND INTEREST ON THIS NOTE AT THE RESPECTIVE TIMES AND AT THE RATES HEREIN AND THEREIN PRESCRIBED.

          APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law, whose laws the Borrower expressly elects to apply to this Note.



                                    GREEN TREE RESIDUAL FINANCE CORP. I



                                    By: /s/ Charles H. Cremens
                                       -----------------------------------------
                                       Name:  Charles H. Cremens
                                       Title: President